Exhibit 23
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-107901, 333-159038, 333-159045, 333-181124, 333-186575, 333-186578, 333-208667, 333-217656, 333-224138, 333-226587, 333-231261, and 333-249722) on Form S-8 and in the registration statement No. 333-255513 on Form S-3ASR of our reports dated February 9, 2022, with respect to the consolidated financial statements of General Dynamics Corporation and the effectiveness of internal control over financial reporting.

                        /s/ KPMG LLP

McLean, Virginia
February 9, 2022